Exhibit 4.10.9

SUPPLEMENTAL AGREEMENT NO. 9

to

Purchase Agreement No. 3075

between

THE BOEING COMPANY

and

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

Relating to Boeing Model 787-8     and 787-9 Aircraft

THIS SUPPLEMENTAL AGREEMENT, is entered into as of the 26th day of February 2019, by and between THE BOEING COMPANY, a Delaware corporation with its principal offices in the City of Seattle, State of Washington, USA (Boeing), and Aerovias del Continente Americano S.A. AVIANCA, a company organized under the laws of the country of Colombia (Buyer);

Recitals

1. Boeing and Buyer entered into Purchase Agreement No. 3075, dated 03 October 2006, as amended and supplemented (the Agreement) relating to the purchase and sale of Boeing Model 787-8     and 787-9 aircraft (Aircraft).

2. Boeing and Buyer now wish to amend the Agreement to: (i) update the configuration of one (1) model 787-9 aircraft; (ii) reschedule the delivery dates of two (2) model 787-9 aircraft (together Aircraft in (i) and (ii) are the Re-Contracted Aircraft); and (iii) update the performance guarantees.

Agreement

The parties agree to amend the Agreement as follows:

1.	Table of Contents.

Remove and replace the Table of Contents with a new Table of Contents (attached hereto) to reflect the incorporation of this Supplemental Agreement No. 9 (SA-9) into the Agreement.

PA3075 SA-9	AVI

2.	Pricing Tables.

2.1 Table 1-4 is hereby deleted in its entirety and replaced with Table 1-4 (attached hereto) to: (i) replace the TRENT1000-N engine model with TRENT1000-K engine model; and (ii) remove two (2) of the Re-Contracted Aircraft.

2.2 Table 1-5 (attached hereto) is hereby added to the Agreement to reflect the rescheduled delivery dates of two (2) of the Re-Contracted Aircraft.

3.	Letter Agreements.

3.1 Letter Agreement AVI-PA-3075-LA-1704594, titled “Aircraft Performance Guarantees 787-9” is hereby cancelled and replaced with Letter Agreement AVI-PA-3075-LA-1704594R1, titled “Aircraft Performance Guarantees 787-9” (attached hereto).

3.2 Letter Agreement AVI-PA-3075-LA-1809416, titled “Aircraft Configuration Matters 787-9” (attached hereto) is hereby added to the Agreement.

4.	Miscellaneous.

4.3 The Agreement shall be deemed amended to the extent herein provided and as so amended shall continue in full force and effect. In the event of any inconsistency between the above provisions and those provisions contained in the Agreement, the terms of this SA-9 will govern and control.

[Signatures on the following page]

PA3075 SA-9	AVI

EXECUTED IN DUPLICATE as of the date written above,

THE BOEING COMPANY

By
Its

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

PA3075 SA-9	AVI

EXECUTED IN DUPLICATE as of the date written above,

THE BOEING COMPANY

By
Its

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

PA3075 SA-9	AVI

TABLE OF CONTENTS

ARTICLES		SA NUMBER

1.	Quantity, Model and Description
2.	Delivery Schedule
3.	Price
4.	Payment
5.	Miscellaneous

TABLE

1-1	Aircraft Information Table	SA-6
1-2	Aircraft Information Table	SA-6
1-3	Aircraft Information Table	SA-7
1-4	Aircraft Information Table 787-9	SA-9
1-5	Aircraft Information Table 787-9	SA-9

EXHIBIT

A.	Aircraft Configuration	SA-5

A-1.	Aircraft Configuration 787-9	SA-8

B.	Aircraft Delivery Requirements and Responsibilities

SUPPLEMENTAL EXHIBITS

AE1.	Escalation Adjustment/Airframe and Optional Features

BFE1	Buyer Furnished Equipment Variables	SA-3

BFE1-1.	Buyer Furnished Equipment Variables 787-9	SA-7

CS1.	Buyer Support Document

EE1.	Engine Escalation/Engine Warranty and Patent Indemnity	SA-2

SLP1.	Service Life Policy Components

PA3075 SA-9	AVI

LETTER AGREEMENTS		SA NUMBER

3075-01	787 Open Configuration Matters
3075-02	787 Spare Parts Commitment
3075-03	787 Spare Parts Initial Provisioning
3075-04	Aircraft Model Substitution
3075-05	Demonstration Flight Waiver
3075-06	Schedule Reliability
3075-07	Spare Parts – Flight Crew Training

6-1162-DME-0895	AD Cost Materials
6-1162-DME-0896R1	Performance Guarantees and Attachments	SA-6
6-1162-DME-0897	Alternate Engine Selection	SA-2
6-1162-DME-0898	GEnx Performance Retention and Attachment	SA-2
6-1162-DME-0899	Trent Performance Retention and Attachment
6-1162-DME-0900	Maintenance Cost Guarantees and Attachment
6-1162-DME-0901R4	Advance Payment Matters and Attachments A & B	SA-7
6-1162-DME-0902	Promotional Support	SA-1
6-1162-DME-0903R2	Purchase Rights	SA-3
6-1162-DME-0904R1	Special Matters	SA-6
6-1162-DME-0905R1	Escalation Risk Control Facility and Attachments A & B	SA-3
~~6-1162-DME-0905-01~~	~~Fixed Escalation factors~~	SA-3
~~6-1162-DME-0905-02~~	~~Process for Fixing Escalation Factors~~	SA-3
6-1162-DME-0906R1	Customer Services Matters and Attachment	SA-2
6-1162-DME-0907	AGTA Matters
~~6-1162-DME-1089-R1~~	~~Banded Fixed Escalation Program~~	SA-3
6-1167-DME-1347	Additional Special Matters – Scheduled Month Aircraft	SA-3
LA-1704594R1	Aircraft Performance Guarantees 787-9	SA-9
LA-1704834	Special Matters 787-9	SA-7
LA-1704835	Open Configuration Matters 787-9	SA-7
LA-1704838	Advance Payment Matters 787-9	SA-7
LA-1704897	Maintenance Cost Guarantees 787-9	SA-7
LA-1809416	Aircraft Configuration Matters 787-9	SA-9

RECORD OF SUPPLEMENTAL AGREEMENTS

SA-1	28 March	2007
SA-2	21 November	2007
SA-3	26 September	2012
SA-4	11 January	2013
SA-5	15 April	2014
SA-6	25 July	2017
SA-7	19 September	2017
SA-8	3 May	2018
SA-9		2019

PA3075 SA-9	AVI

Table 1-4 To

Supplemental Agreement No. 9 Purchase Agreement No. PA-03015

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-9	545,000 pounds

Engine Model/Thrust:	TRENT1000-K	74,400 pounds

Airframe Price:

Optional Features:

Fixed In-Flight Entertainment (IFE):

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Deposit per Aircraft:

Airframe Price Base Year/Escalation Formula:	Jan-17	ECI-MFG/CPI

Engine Price Base Year/Escalation Formula:	Jan-17	787 ECI-MFG CPI Eng

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Engine Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos.
May-2019	1
Total:	1

AVI-PA-03015 112452-IF.txt		SA-9
PROPRIETARY

Table 1-5 To

Supplemental Agreement No. 9 Purchase Agreement No. PA-03075

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	787-9	545,000 pounds

Engine Model/Thrust:	TRENT1000-N	76,000 pounds

Airframe Price:

Optional Features:

Fixed In-Flight Entertainment (IFE):

Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

Seller Purchased Equipment (SPE) Estimate:

Deposit per Aircraft:

Airframe Price Base Year/Escalation Formula:	Jan-17	ECI-MFG/CPI

Engine Price Base Year/Escalation Formula:	Jan-17	787 ECI-MFG CPI Eng

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Engine Escalation Data:

Base Year Index (ECI):

Base Year Index (CPI):

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Escalation Factor (Engine)	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos.
Jan-2021	1
Jun-2021	1
Total:	2

AVI-PA-03075 112225-IF.txt		SA-9
Boeing Proprietary

The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207

AVI-PA-3075-LA-1704594R1

Aerovias del Continente Americano S.A. Avianca

Centro Administrativo

Avenida El Dorado - No. 92-30

Bogota

Colombia

Subject:	Aircraft Performance Guarantees 787-9

Reference:	Purchase Agreement No. PA-3075 (Purchase Agreement) between The Boeing Company (Boeing) and Aerovias del Continente Americano S.A. Avianca (Customer) relating to Model 787-9 aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement.

1.	Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and cannot be assigned, in whole or in part, without the prior written consent of Boeing.

2.	Confidentiality.

Customer understands that certain commercial and financial information contained in this Letter Agreement is considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity. Customer understands that certain commercial and financial information contained in this Letter Agreement is considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity.

SA-9 Page 1
BOEING PROPRIETARY

Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.

Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.

Very truly yours,

THE

By
Its

ACCEPTED AND AGREED TO this

Date: February 26, 2019

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

AVI-PA-3075-LA-1704594R1		SA-9 Page 2
BOEING PROPRIETARY

Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.

Customer agrees not to disclose this Letter Agreement, attachments, or any other information related to this Letter Agreement without prior written consent by Boeing.

Very truly yours,

THE BOEING COMPANY

By	/s/ Shane T Anderson
Its

ACCEPTED AND AGREED TO this

Date:

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

AVI-PA-3075-LA-1704594R1		SA-9 Page 2
BOEING PROPRIETARY

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

MODEL 787-9 PERFORMANCE GUARANTEES

FOR AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

SECTION	CONTENTS

1	AIRCRAFT MODEL APPLICABILITY

2	FLIGHT PERFORMANCE

3

4

5	AIRCRAFT CONFIGURATION

6	GUARANTEE CONDITIONS

7	GUARANTEE COMPLIANCE

8	EXCLUSIVE GUARANTEES

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

1	AIRCRAFT MODEL APPLICABILITY

The guarantees contained in this Attachment (the “Performance Guarantees”) are applicable to the 787-9 Aircraft with a maximum takeoff weight of              kilograms, a maximum landing weight of              kilograms, and a maximum zero fuel weight of              kilograms, and equipped with Boeing furnished Trent 1000-N (TEN BoM) engines.

2	FLIGHT PERFORMANCE

2.1

2.1.1	and using the conditions defined below, will not be less than the following guarantee value:

NOMINAL:	kilograms
TOLERANCE:	kilograms
GUARANTEE:	kilograms

Conditions:

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

The following obstacle definition is based on a straight-out departure where obstacle height and distance are specified with reference to the liftoff end of the runway: Height Distance

	Height	Distance
1.

2.1.2	nd using the conditions defined below, will not be less than the following guarantee value:

NOMINAL:	kilograms
TOLERANCE:	kilograms
GUARANTEE:	kilograms

Conditions:

The following obstacle definition is based on a straight-out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:

	Height	Distance
1.

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

2.2

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                     will not be less than the following guarantee value:

NOMINAL:	feet
TOLERANCE:	feet
GUARANTEE:	feet

2.3

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 will not be less than the following guarantee value:

NOMINAL:	feet
TOLERANCE:	feet
GUARANTEE:	feet

Conditions:

1)

2)

3)

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

2.4	Cruise Range

The still air range at an initial cruise altitude of              feet on an                  day at          Mach number, starting at a gross weight of              kilograms and consuming              kilograms of fuel, and using not more than maximum cruise thrust (except maximum climb thrust may be used during a step climb) and using the conditions and operating rules defined below, will not be less than the following guarantee value:

NOMINAL:	nautical miles
TOLERANCE:	nautical miles
GUARANTEE:	nautical miles

Conditions and operating rules:

A step climb or multiple step climbs of              feet altitude may be used when beneficial to maximize range.

2.5	Mission

2.5.1	Mission Payload

The payload for a stage length of            nautical miles in still air (representative of a                                                      ) using the conditions and operating rules defined below, will not be less than the following guarantee value:

NOMINAL:	kilograms
TOLERANCE:	kilograms
GUARANTEE:	kilograms

Conditions and operating rules:

Stage	The stage length is defined as the sum of the
Length:	distances for the climb, cruise, and descent.

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Takeoff:

The following obstacle definition is based on a straight out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:

		Height	Distance
1.

Takeoff performance is based on an alternate forward center of gravity limit of        percent of the mean aerodynamic chord.

Maximum takeoff thrust is used for the takeoff.

The takeoff gross weight will conform to FAA Regulations.

Climbout Maneuver:

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Climb:

Cruise:

Descent:

Approach and Landing Maneuver:

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Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following will be used as fixed quantities and allowances: Taxi-Out:

Takeoff and Climbout Maneuver:

Approach and Landing Maneuver:

Taxi-In (will be consumed from the reserve fuel):

Usable reserve fuel remaining upon completion of the approach and landing maneuver:

For information purposes, the reserve fuel is based on an day temperature and a) a contingency fuel allowance equivalent to percent of the flight fuel required to fly to the redispatch point (representative of of the track distance from the origin airport to the final destination airport), starting at the end of mission cruise at a LRC Mach number, b) a missed approach and flight to a nautical mile alternate, c) and includes kilograms of hold and emergency fuel and an additional kg of fuel for international routes per customer rules.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

2.5.2	Mission Payload

The payload for a stage length of              nautical miles in              (representative of a                                          ) using the conditions and operating rules defined below, will not be less than the following guarantee value:

NOMINAL:	kilograms
TOLERANCE:	kilograms
GUARANTEE:	kilograms

Conditions and operating rules:

Stage Length:	The stage length is defined as the sum of the distances for the climb, cruise, and descent.

Takeoff:

The following obstacle definition is based on a straight out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:

	Height	Distance
1.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Takeoff performance is based on an alternate forward center of gravity limit of percent of the mean aerodynamic chord.

Maximum takeoff thrust is used for the takeoff.
The takeoff gross weight will conform to FAA Regulations.

Climbout Maneuver:

Climb:

Cruise:

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Descent:	The Aircraft descends from the final cruise

Approach and Landing Maneuver:

Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following will be used as fixed quantities and allowances:

Taxi-Out:

Takeoff and Climbout Maneuver:

Approach and Landing Maneuver:

Taxi-In (will be consumed from the reserve fuel):

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Usable reserve fuel remaining upon completion of the approach and landing maneuver: kilograms

For information purposes, the reserve fuel is based on day temperature and a) a contingency fuel allowance equivalent to percent of the flight fuel required to fly to the redispatch point (representative of of the track distance from the origin airport to the final destination airport), starting at the end of mission cruise at a LRC Mach number, b) a missed approach and flight to a nautical mile alternate, c) and includes kilograms of hold and emergency fuel and an additional kg of fuel for international routes per customer rules.

2.5.3	Mission Block Fuel

The block fuel for a stage length of          nautical miles in              (representative of                              route with              flight time from             ) with a              kilogram payload using the conditions and operating rules defined below, will not be more than the following guarantee value:

NOMINAL:	kilograms
TOLERANCE:	kilograms
GUARANTEE:	kilograms

Conditions and operating rules:

Stage Length:	The stage length is defined as the sum of the distances for the climb, cruise, and descent.

Block Fuel:	The block fuel is defined as the sum of the fuel used for taxi-out, takeoff and climbout maneuver, climb, cruise, descent, approach and landing maneuver, and taxi-in.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Takeoff:

The following obstacle definition is based on a straight out departure where obstacle height and distance are specified with reference to the liftoff end of the runway:

		Height	Distance
1.

Takeoff performance is based on an alternate forward center of gravity limit of percent of the mean aerodynamic chord.

Maximum takeoff thrust is used for the takeoff.

The takeoff gross weight will conform to FAA Regulations.

Climbout
Maneuver:

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Climb:

Cruise:

Descent:

Approach and Landing Maneuver:

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

Fixed Allowances:	For the purpose of this guarantee and for the purpose of establishing compliance with this guarantee, the following will be used as fixed quantities and allowances:

Taxi-Out:

Takeoff and Climbout Maneuver:

Approach and Landing Maneuver:

Taxi-In (will be consumed from the reserve fuel):

Usable reserve fuel remaining upon completion of the approach and landing maneuver:

For information purposes, the reserve fuel is based on day temperature for the climb and descent segments and day for the cruise segment and a) a contingency fuel allowance equivalent to percent of the flight fuel from takeoff through the completion of the approach and landing maneuver at the destination airport, b) a missed approach and flight to a nautical mile alternate, c) and includes kilograms of hold and emergency fuel and an additional kg of fuel for international routes per customer rules.

2.5.4	Operational Empty Weight Basis

The Operational Empty Weight (OEW) derived in paragraph 2.5.5 is the basis for the mission guarantees of paragraphs 2.5.1 through 2.5.3.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

2.5.5 787-9 Weight Summary - Aerovias del Continente Americano S.A. Avianca

Kilograms
Standard Model Specification Manufacturer’s Empty Weight (MEW)

Changes for Aerovias del Continente Americano S.A. Avianca *

Aerovias del Continente Americano S.A. Avianca Manufacturer’s Empty Weight (MEW)
Standard and Operational Items Allowance (Paragraph 2.5.6)
Aerovias del Continente Americano S.A. Avianca Operational Empty Weight (OEW)

	Quantity	Kilograms	Kilograms
* Seat Weight Included

Business Class
Business Class
Economy Class
Economy Class

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

2.5.6	Standard and Operational Items Allowance

	Quantity	Kilograms	Kilograms	Kilograms
Standard Items Allowance

Operational Items Allowance

Total Standard and Operational Items Allowance

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

3

4

4.1

5	AIRCRAFT CONFIGURATION

5.1

The guarantees contained in this Attachment are based on the Aircraft configuration as defined in Boeing Document                                   , “787 Airplane Configuration Specification”, dated                         , plus any changes mutually agreed to or otherwise allowed by the Purchase Agreement to be incorporated into the original release of the Customer’s Detail Specification (hereinafter referred to as the Detail Specification). Appropriate adjustment shall be made for changes in such Detail Specification approved by the Customer and Boeing or otherwise allowed by the Purchase Agreement which cause changes to the flight performance and/or weight and balance of the Aircraft. Such adjustment shall be accounted for by Boeing in its evidence of compliance with the guarantees.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

5.2

The guarantee payloads of paragraphs 2.5.1 and 2.5.2, and the specified payload of the paragraph 2.5.3 block fuel guarantee will be adjusted by Boeing for the effect of the following on OEW and                              guarantee of Section 3 will be adjusted by Boeing for the following in its evidence of compliance with the guarantees:

(1)	Changes to the Detail Specification or any other changes mutually agreed upon between the Customer and Boeing or otherwise allowed by the Purchase Agreement.

(2)	The difference between the component weight allowances given in Appendix E of the Detail Specification and the actual weights.

6	GUARANTEE CONDITIONS

6.1	All guaranteed performance data are based on the International Standard Atmosphere (ISA) and specified variations therefrom; altitudes are pressure altitudes.

6.2

The Federal Aviation Administration (FAA) regulations referred to in this Attachment are, unless otherwise specified, Code of Federal Regulations 14, Part 25 amended by Amendments 25-1 through 25-128, subject to the approval of the Federal Aviation Administration.

6.3

In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft as described in Paragraph 6.2, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Attachment will be appropriately modified to reflect any such change.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

6.4

6.5

6.6

6.7

6.8

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No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

6.9

6.10

7	GUARANTEE COMPLIANCE

7.1	Compliance with the guarantees of Section 2, 3 and 4 will be based on the conditions specified in those sections, the Aircraft configuration of Section 5 and the guarantee conditions of Section 6.

7.2

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

7.3

7.4

7.5

7.6	The OEW used for compliance with the mission guarantees will be the actual MEW plus the Standard and Operational Items Allowance in Appendix E of the Detail Specification.

7.7

7.8

The data derived from tests will be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with these guarantees.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

Attachment to Letter Agreement

No. AVI-PA-3075-LA-1704594R1

Trent 1000-N Engines

7.9

7.10	Compliance will be based on the performance of the airframe and engines in combination, and will not be contingent on the engine meeting its manufacturer’s performance specification.

8	EXCLUSIVE GUARANTEES

The only performance guarantees applicable to the Aircraft are those set forth in this Attachment.

P.A. No. 3075 AERO-B-BBA4-M17-0656C	SS17-0471

The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207

AVI-3075-LA-1809416

Aerovias del Continente Americano S.A. Avianca

Centro Administrativo

Avenida El Dorado – No. 92-30

Bogota

Columbia

Subject:	Aircraft Configuration Matters 787-9

Reference:	Purchase Agreement No. 3075 (Purchase Agreement) between The Boeing Company (Boeing) and Aerovias del Continente Americano S.A. Avianca (Customer) relating to Model 787-9 aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement.

As reflected in Table 1-4 of the Purchase Agreement, Boeing has initiated a change to the configuration of the Aircraft identified in Table 1-4 via Master Change Number                      to revise the engineering required to install Rolls Royce Trent 1000-K engines in lieu of Rolls Royce Trent 1000-N engines. Master Change Number                      will be provided for acceptance to Customer and will appear as a part of the Aircraft’s final invoice at delivery.

The Aircraft identified in Table 1-5 will retain the Trent 1000-N engines as reflected in Exhibit A-1 of the Purchase Agreement, so no additional change to the configuration of Customer’s Aircraft in Exhibit A-1 is required.

[signatures on the following page]

Page 1 SA-9

THE BOEING COMPANY

By Its

ACCEPTED AND AGREED TO this

Date: February 26, 2019

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

AVI-3075-LA-1809416 Aircraft Configuration Matters 787-9	Page 2 SA-9

THE BOEING COMPANY

By
Its

ACCEPTED AND AGREED TO this

Dat

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

By	/s/ Renato Covelo
Its	Secretary General/Officer

AVI-3075-LA-1809416 Aircraft Configuration Matters 787-9	Page 2 SA-9